Exhibit 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to (i) the use of our name and our report dated January 8, 2015 with respect to the estimates of reserves and future net revenues as of December 31, 2014, for LRR Energy, L.P. in the Form 10-K for LRR Energy, L.P. and (ii) the inclusion or incorporation by reference of such report, and to all references to our firm, in LRR Energy’s previously filed Registration Statements on Form S-8 (No. 333-178005) and Form S-3 (No. 333-190865).

Form 10-K contains references to the report prepared by us for the use of LRR Energy, L.P.  The analysis, conclusions, and methods contained in the report are based upon information provided at the time the report was prepared, and Ryder Scott Company, L.P. has not updated and undertakes no duty to update any results contained in the report.  While the report may be used as a descriptive resource, investors are advised that we have not verified information provided by others except as specifically noted in the report, and we make no representation or warranty regarding the accuracy of such information.  Moreover, the conclusions contained in such report are based on assumptions that we believed were reasonable at the time of their preparation and that are described in such report in reasonable detail.  However, there is a wide range of uncertainties and risks that are outside of our control that may impact these assumptions, including but not limited to, unforeseen market changes, economic changes, natural events, actions of governments or individuals, and changes in or the interpretation of laws and regulations.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

March 4, 2015

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